Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
www.globalentertainment2000.com


          Global Entertainment Corporation Reports Net Income Increased 115.8% for Six-Months and 88.0% for Second Quarter Fiscal 2006

            Diluted EPS for the Six-Months Increased 200.0% and 66.7%
                       for the Second Quarter Fiscal 2006

PHOENIX,  ARIZONA, JANUARY 17, 2006 -- GLOBAL ENTERTAINMENT  CORPORATION (OTCBB:
GECO) - a company engaged in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing, reported today net income of $146,610 for the six-month period ended November 30, 2005, an increase of 115.8% from net income of $67,935 for the comparable period ended November 30, 2004. Diluted earnings per share of $.03 was up 200.0% for the six-month period compared to $.01 in the prior fiscal year six-month period. Revenue for the first six-months of fiscal 2006 increased 26.9% to $8,138,670 driven by strong performance through our project management agreements, the addition of facility management fees and significant growth in our ticketing services division. Revenue for the first six-months of fiscal 2005 was $6,411,077.

For the three-month period ended November 30, 2005, net income increased 88.0% to $297,894 compared to the prior year three-month period ended November 30, 2004 when net income was $158,468. Diluted earnings per share were $.05 for the second quarter fiscal 2006 an increase of 66.7% compared to $.03 for the same three-month period in fiscal 2005. Revenue in the second quarter of fiscal 2006 was $4,933,897, an increase of 13.0% compared to the second quarter fiscal 2005 revenue of $4,364,705.

Arena projects moving forward during the second quarter included the Rio Rancho Events Center in Rio Rancho, New Mexico, where construction is in progress; the Prescott Valley Convention and Events Center in Prescott Valley, Arizona, under construction, and the Broomfield Event Center in Broomfield, Colorado also under construction. Construction was completed on the Chevrolet Centre in Youngstown, Ohio and the inaugural event was held October 23, 2005.
                                                                         more...

Global Entertainment Corporation Reports Net Income Increased 115.8% for Six-Months and 88.0% for Second Quarter Fiscal 2006
Diluted EPS for the Six-Months Increased 200.0% and 66.7% for the Second Quarter Fiscal 2006 January 17, 2006
Page 2


Richard Kozuback, president and chief executive officer stated, "From the positive results of the second quarter we can see the benefit to be derived from our multiple, inter-related revenue sources. Our investments in experienced personnel, state-of-the-art technology and the development of our ticketing company (GetTix.Net) that was launched in June 2004, were significant factors in our second quarter bottom line results. We anticipate the ticketing company will be a continuing long-term benefit to the company.

"In the second quarter, revenue from project management fees increased 18% to over $3.1 million while the revenue from ticketing services increased to $489,702 from the comparable prior year period of $22,927, an increase in excess of 2,000%. Facility management fees, a first time addition to revenue at $572,479 in the second quarter, began with the implementation of our services at the Dodge Arena in Hidalgo, Texas and the Chevrolet Centre in Youngstown, Ohio. As arena projects currently in progress are completed, our approach to developing multiple layers of inter-related services has the potential to play a major part of our future growth as a national company. We continue in discussions with a number of municipalities throughout the country regarding potential market opportunities for our turn-key arena concept," Kozuback concluded.

Visit our web sites:

www.globalentertainment2000.com   www.centralhockeyleague.com  www.coliseums.com
        www.GetTix.net                   www.Cragar.com

Global Entertainment Corporation is an integrated event and entertainment company focused on mid-size communities, that is engaged, through its five wholly owned subsidiaries, in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in eight states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GetTix.Net) is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

                                                                         more...

Global Entertainment Corporation Reports Net Income Increased 115.8% for Six-Months and 88.0% for Second Quarter Fiscal 2006
Diluted EPS for the Six-Months Increased 200.0% and 66.7% for the Second Quarter Fiscal 2006 January 17, 2006
Page 3


     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2005, as filed with the Securities and Exchange Commission.


                            FINANCIAL TABLE FOLLOWS:

Global Entertainment Corporation Reports Net Income Increased 115.8% for Six-Months and 88.0% for Second Quarter Fiscal 2006
Diluted EPS for the Six-Months Increased 200.0% and 66.7% for the Second Quarter Fiscal 2006 January 17, 2006
Page 4


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY OF OPERATIONS


                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)

                                                For the three months ended                   For the six months ended
                                             November 30,          November 30,         November 30,          November 30,
                                                2005                  2004                 2005                  2004
                                             -----------           -----------          -----------           -----------
Revenues                                     $ 4,933,897           $ 4,364,705          $ 8,138,670           $ 6,411,077

Expenses                                       4,586,308             4,206,238            7,943,765             6,343,144
                                             -----------           -----------          -----------           -----------

Income from operations                           347,589               158,467              194,905                67,933

Other income (expense)                            (2,695)                    1               (1,295)                    2
                                             -----------           -----------          -----------           -----------

Income before income taxes                       344,894               158,468              193,610                67,935

Income tax expense                               (47,000)                   --              (47,000)                   --
                                             -----------           -----------          -----------           -----------

Net income                                   $   297,894           $   158,468          $   146,610           $    67,935
                                             ===========           ===========          ===========           ===========

Income per share - basic                     $      0.06           $      0.03          $      0.03           $      0.01
                                             ===========           ===========          ===========           ===========
Weighted average shares outstanding
  - basic                                      5,345,738             5,343,156            5,345,738             5,341,845
                                             ===========           ===========          ===========           ===========

Income per share -  diluted                  $      0.05           $      0.03          $      0.03           $      0.01
                                             ===========           ===========          ===========           ===========
Weighted average shares outstanding
  - diluted                                    5,704,019             5,532,879            5,641,879             5,504,501
                                             ===========           ===========          ===========           ===========

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